UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
June 29, 2007
AIRGAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9344	56-0732648

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
259 North Radnor-Chester Road, Suite 100
Radnor, PA 19087-5283

(Address of principal executive offices)
Registrant’s telephone number, including area code: (610) 687-5253
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02 Unregistered Sales of Equity Securities
     On June 29, 2007, Airgas, Inc. (“Airgas”) reached a definitive agreement with its National Welders Supply Company (“National Welders”) joint venture partners to exchange all 3.2 million preferred shares of National Welders, with a redemption value of $57 million, for 2.47 million shares of Airgas common stock. The exchange will transition the joint venture into a wholly-owned subsidiary of Airgas. Since 1996, Airgas has owned 100% of the joint venture’s common stock, with a 50% voting interest. The Turner family and other owners of National Welders preferred stock held the balance of the voting interest and received a 5% annual preferred stock dividend. The effect of the transaction will be to convert a minority interest liability of $57 million, representing the redemption value of the preferred stock, to Airgas common equity. In addition, Airgas will recognize a one-time after-tax charge of approximately $3 million in its quarter ended September 30, 2007 as a result of the transaction.
     On July 3, 2007, Airgas issued the 2.47 million shares of Airgas common stock for the benefit of the National Welders preferred stockholders in reliance upon an applicable exemption from registration under Section 4(2) of the Securities Act of 1933 in connection with a transaction that did not involve a public offering. Judith Carpenter of the Turner family has custody of the shares of Airgas common stock, as agent for and on behalf of the preferred stockholders. The shares of Airgas common stock were acquired for investment and not with a view to their distribution and were issued to holders thereof that had access to information respecting Airgas and its business. Airgas has agreed to use its commercially reasonable best efforts to register the Airgas common stock under the Securities Act of 1933 as soon as reasonably practicable.
     The press release dated July 2, 2007 announcing the definitive agreement reached by Airgas with its National Welders joint venture partners is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(a) None
(b) None
(c) None
(d) Exhibit.
     99.1 Press Release dated July 2, 2007

Signatures
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant and Co-Registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGAS, INC.			AIRGAS EAST, INC.
(Registrant)			AIRGAS GREAT LAKES, INC.
AIRGAS MID AMERICA, INC.
AIRGAS NORTH CENTRAL, INC.
BY:	/s/ Thomas M. Smyth		AIRGAS SOUTH, INC.
	Thomas M. Smyth		AIRGAS GULF STATES, INC.
	Vice President & Controller		AIRGAS MID SOUTH, INC.
AIRGAS INTERMOUNTAIN, INC.
AIRGAS NORPAC, INC.
AIRGAS NORTHERN CALIFORNIA & NEVADA, INC.
AIRGAS SOUTHWEST, INC.
AIRGAS WEST, INC.
AIRGAS SAFETY, INC.
AIRGAS CARBONIC, INC.
AIRGAS SPECIALTY GASES, INC.
NITROUS OXIDE CORP.
RED-D-ARC, INC.
AIRGAS DATA, LLC

(Co-Registrants)

		BY:	/s/ Thomas M. Smyth

Thomas M. Smyth
Vice President
DATED: July 3, 2007